PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”) is made and entered into as of December 12, 2008, by and between Lantern Advisors, LLC (“Secured Party”), and the undersigned persons identified as “Pledgors” (collectively, the “Pledgors”), in connection with that certain Promissory Note of Webdigs, Inc., a Delaware corporation (“Webdigs”), made in favor of Secured Party of even date herewith and in the principal amount of $250,000 (the “Note”).  In consideration of the mutual covenants and promises herein contained, the parties hereby agree:

1.           Security Interest

.  For value received, the Pledgors hereby grant Secured Party a security interest in certain shares of common stock of Webdigs owned by the Pledgors and aggregating 4,510,940 shares (such shares of common stock are hereinafter referred to as the “Collateral”), as indicated in the table below:

Pledgor	Shares Comprising Collateral
Robert A. Buntz, Jr.	2,084,696
Thomas Meckey	602,078
Jesse Olson	602,078
Edward Wicker	620,102
Edward Graca	601,986

2.           Obligation Secured

.  The Collateral secures payment of all obligations under the Note.

3.           Certain Representations and Covenants Respecting the Collateral

.

(a)           Upon issuance, the Collateral will be free and clear of all liens, encumbrances, security interests, restrictions on transfer and other restrictions, except this security interest, the terms and conditions of this Agreement, and any customary conditions to transfer contained in the corporate bylaws of Webdigs.  From and after the date hereof, each Pledgor will keep the Collateral free and clear of all liens, encumbrances, and security interests, except this security interest, the terms and conditions of this Agreement, and any customary conditions to transfer contained in the corporate bylaws of Webdigs.

(b)           Each Pledgor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, and delivering such instrument or assignment concurrently herewith or within 10 days of the date hereof.

(c)           For so long as obligations remain outstanding under the Note, and no Event of Default (as defined below) shall have occurred hereunder, the Secured Party will not:  (i) exercise any voting rights with respect to such Collateral, specifically including but not limited to the execution and delivery of written consents, proxies or ballots or the exercise of any other rights of a holder of shares of Webdigs common stock, its certificate of incorporation, corporate bylaws, any shareholder agreements or applicable federal or state law (e.g., appraisal rights); or (ii) be entitled to receive any economic benefits or proceeds from such Collateral; provided, however, that in the event of a distribution or dividend to all holders of Webdigs common stock, a sale of shares of common stock of Webdigs (including the Collateral), or a merger or consolidation or share exchange in which the holders of Webdigs common stock receive consideration in cash or in kind; then, in any such case, Secured Party shall have a right to proceeds from the Collateral but only to the extent sufficient to extinguish all obligations secured by this Agreement.  No party to this Agreement may sell or otherwise transfer any Collateral without the express and prior written consent of Secured Party, except that Secured Party may sell or otherwise transfer Collateral in the process of, and after, foreclosure thereon.

(d)           The security interest in the Collateral granted to Secured Party under this Agreement shall immediately and automatically, without any further action by the parties hereto, be released upon full performance and payment of all obligations under the Note.  The Secured Party covenants and agrees to return to Pledgors all certificates and other instruments representing or associated with the Collateral promptly upon payment of all obligations under the Note.

4.           Events of Default

.  An “Event of Default” hereunder shall occur when and as an event of default occurs under the terms of the Note.

5.           Remedies Upon Event of Default

.  Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may give notice of the Event of Default to Pledgors.  If such Event of Default is not cured within ten days after such notice is given, the Secured Party may thereupon exercise and enforce with respect to the Collateral any or all rights and remedies available upon default to the Secured Party under the Uniform Commercial Code, specifically including but not limited to the right (i) to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and the right to redeem the Collateral, or (ii) to possess and hold the Collateral in strict foreclosure.

If notice to Pledgors of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action.  Nothing in this Agreement shall abridge the Secured Party’s right to exercise or enforce any or all other rights or remedies available to the Secured Party  by law or agreement against the Collateral, against Pledgors or against any other person or property.

6.           General Provisions

.  Any disposition of the Collateral in the manner provided in Section 0 above shall be deemed commercially reasonable.  This Agreement can be waived, modified, amended, terminated or discharged, and this security interest can be released, only explicitly in a writing signed by the Secured Party.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

All notices to be given to Pledgors shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to the last known address of Pledgors or to the address of Pledgors set forth on the stock register of Webdigs.  The Secured Party is not obligated to preserve any rights Pledgors may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application.  This Agreement shall be binding upon and inure to the benefit of Pledgors and the Secured Party and their respective successors and assigns.

Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota, and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in such State, shall have the meanings therein stated.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability provision or application had never been contained herein or prescribed hereby.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the indebtedness evidenced by the Note.

Each party to this Agreement will, on or any time after the date hereof, execute such further documents or instruments and take such further actions as may reasonably be requested by the other parties to effect the purposes of this Agreement.

Signature Page Follows

In Witness Whereof, the parties hereto have executed this Pledge Agreement to be effective as of the date first written above.
PLEDGORS:	SECURED PARTY:
/s/ Robert A. Buntz, Jr.	/s/ Joseph A. Geraci, II
Robert A. Buntz, Jr.	Joseph A. Geraci, II
Member-Manager

/s/ Thomas Meckey
Thomas Meckey

/s/ Edward P. Wicker
Edward P. Wicker

/s/ Jesse Olson
Jesse Olson

/s/ Edward M. Graca
Edward M. Graca